
                                                                                                                      Exhibit A-9
                                                                                                                      (Unaudited)


                                              Nicor Energy Ventures Company
                                        Consolidating Statement of Retained Earnings
                                          For The Year Ended December 31, 2003
                                                      (Millions)

                                             Nicor Energy  Nicor         Nicor Energy                Adjustments
                                             Ventures      Enerchange    Services         Other         and
                                             Company       L.L.C.        Company       Subsidiaries  Eliminations  Consolidated
                                             ------------  ------------  ------------  ------------  ------------  ------------

   Balance at beginning of year              $       5.4   $      10.2   $       2.4   $     (12.6)  $         -   $       5.4

   Net income (loss)                                 5.1          (3.8)          3.0           5.9          (5.3)          4.9

   Dividends declared                                  -             -          (2.6)         (0.9)          3.5          -
                                             ------------  ------------  ------------  ------------  ------------  ------------
   Balance at end of year                    $      10.5   $       6.4   $       2.8   $      (7.6)  $      (1.8)  $      10.3
                                             ============  ============  ============  ============  ============  ============


 Note:  Subsidiaries combined under "Other Operating Subsidiaries" in Exhibits A-1 through A-3, together with subsidiaries combined under "Other Subsidiaries" in Exhibits A-4 through A-9, aggregate less than 2% of Nicor Inc. consolidated assets or consolidated revenue.
